COMMON STOCK
PAR VALUE $0.01

NUMBER

CS- 0237

ORION MARINE GROUP

COMMON STOCK

SHARES

Orion Marine Group, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 68628V 30 8

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

SPECIMEN

is the owner of:

CERTIFICATE OF STOCK

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.01 PAR VALUE PER SHARE OF

Orion Marine Group, Inc.

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record thereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS THEREOF, Orion Marine Group, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers.

Dated:

Secretary

ORION MARINE GROUP, INC.
CORPORATE
SEAL
DELAWARE

President

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THE SECURITIES OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TRANSFER PROVISIONS SET FORTH IN THE CORPORATION'S CERTIFICATE OF INCORPORATION, AS IN EFFECT FROM TIME TO TIME (THE "CERTIFICATE OF INCORPORATION"). A COPY OF THE CERTIFICATE OF INCORPORATION WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST. CAPITALIZED TERMS USED AND NOT DEFINED HEREIN ARE DEFINED IN THE CERTIFICATE OF INCORPORATION. THE CORPORATION OWNS AND OPERATES VESSELS IN THE U.S. COASTWISE TRADE, AND APPLICABLE U.S. LAW PROVIDES THAT AT LEAST 75% OF EACH CLASS OR SERIES OF ITS STOCK MUST BE OWNED BY U.S. CITIZENS. UNDER THE CERTIFICATE OF INCORPORATION, THE MAXIMUM PERCENTAGE OF THE TOTAL OUTSTANDING SHARES OF EACH CLASS OR SERIES OF THE CORPORATION'S STOCK PERMITTED TO BE OWNED BY NON-U.S. CITIZENS IS 23%. THE CERTIFICATE OF INCORPORATION PROVIDES THAT THE CORPORATION MAY NOT RECOGNIZE ANY PURPORTED TRANSFER OF SHARES THAT WOULD RESULT IN NON-U.S. CITIZENS BEING THE OWNERS OF SHARES ABOVE 23%, EXCEPT TO THE EXTENT NECESSARY TO EFFECT THE REMEDIES AVAILABLE UNDER THE CERTIFICATE OF INCORPORATION, WHICH INCLUDE VOIDING SUCH TRANSFER OR REDEEMING SUCH SHARES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFTS MIN ACT– __________ Custodian __________
(Cust) (Minor)
under Uniform Gifts to Minors
Act __________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF TRANSFEREE

____

Please print or typewrite name and address including postal zip code of assignee.

____

____

____ shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED ______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED: ______________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

No transfer of the Common Stock evidenced hereby will be registered on the books of the Corporation, unless the Certificate evidencing the Common Stock to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Stock has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Corporation will furnish on request without charge. A transferor of the Common Stock shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Stock.

APPLICATION FOR TRANSFER OF COMMON STOCK

The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Common Stock evidenced hereby. The Assignee represents and warrants that (check applicable box):

☐ with respect to the Common Stock purchased by the undersigned, the undersigned is the sole Owner of the Common Stock and is and, for so long as it Owns the Common Stock, will be a U.S. Citizen; or
☐ with respect to the Common Stock purchased by the undersigned, the undersigned is the sole Owner of the Common Stock and is not a U.S. Citizen.

A "U.S. Citizen" means:
(a) an individual who is native born, naturalized, a derivative citizen of the United States, or otherwise qualifies as a United States citizen;
(b) a partnership if:
(i) it is organized under the laws of the United States or of a State of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States,
(ii) all of its general partners are citizens of the United States, and
(iii) at least 75% of the interest in the partnership is Owned by citizens of the United States;
(c) a trust if:
(i) it is organized under the laws of the United States or of a State of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States,
(ii) each of its trustees is a citizen of the United States,
(iii) each beneficiary with an enforceable interest in the trust is a citizen of the United States, and
(iv) at least 75% of the interest in the trust is Owned by citizens of the United States;
(d) an association or joint venture if each of its members is a citizen of the United States;
(e) a corporation if:
(i) it is incorporated under the laws of the United States or of a State of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States,
(ii) its chief executive officer, by whatever title, and its chairman of the board of directors are citizens of the United States,
(iii) no more of its directors are non citizens than a minority of the number necessary to constitute a quorum, and
(iv) at least 75% of the interest in the corporation is Owned by citizens of the United States; or
(f) a governmental entity that is an entity of the federal government of the United States or of the government of a State of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States.

With respect to a limited liability company, a "U.S. Citizen" shall mean an entity that meets the requirements of subclause (b) above, and, if the limited liability company has a chief financial officer, by whatever title, or a board of directors, then it shall also meet such relevant requirements of subclause (e) above.

As used above, a person or entity shall be deemed the "Owner" of Common Stock to the extent such Common Stock (a) is owned beneficially or held of record (with the power to act on behalf of the beneficial owner) by such person or entity, (b) may be voted by such person or entity; (c) is entitled to dividends or other distributions in respect of such Common Stock; or (d) which by any other means whatsoever are controlled by such person or entity, or in which control is permitted to be exercised by such person or entity.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of : ______________________________

____
Name of Assignee

____
Signature and Date

____
Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, trust company, clearing corporation, other nominee owner or agent of any of the foregoing, the above certification shall be made bother as to (a) such broker, dealer, bank, trust company, clearing corporation, other nominee owner or agent and (b) any person for whom the Assignee will hold the Common Stock based on a similar certification from such beneficial owner.